UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 19, 2008
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
          On May 20, 2008, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting that its Board of Directors declared a quarterly cash dividend of 6 cents per share. The dividend is payable June 16, 2008 to shareholders of record at the close of business on June 2.
Item 8.01 Other Events
          The press release also reported that at its annual meeting of stockholders held May 19, 2008, stockholders elected eight directors, ratified the appointment of independent auditors, and did not approve a proposed Equity Incentive Plan.
          At the meeting, shareholders voted to reelect each of the following as directors for a one-year term: Dan S. Dugan, Michael J. Foster, William G. Keller, Jr., Frank H. Musholt, Dennis M. Prock, Walter D. Stevenson III, James W. Tracy and Ted T. Awerkamp. Each of the nominees received the votes of no fewer than 97 percent of the outstanding shares.
          Additionally, stockholders ratified the selection of the accounting firm of BKD, LLP as the independent auditors of the Company for the year ending December 31, 2008. By a close vote, the stockholders did not approve the proposed Equity Incentive Plan.
     The full text of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on May 20, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By: Name: Title:	/s/ Ted T. Awerkamp Ted T. Awerkamp President and Chief Executive Officer
Date: May 20, 2008

3